As filed with the Securities and Exchange Commission on August 20, 2014

Registration No. 333-173099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Address ,including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deanna H. Lund

Executive Vice President and Chief Financial Officer

Kratos Defense & Security Solutions, Inc.

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(858) 812-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeff Thacker, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-173099), initially filed with the Securities and Exchange Commission on March 25, 2011 and declared effective on April 15, 2011 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment is filed.

In compliance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the registrant is filing this Post-Effective Amendment to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Diego, State of California, on August 20, 2014.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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